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                                    EXHIBIT B

                                    GUARANTY


     THIS GUARANTY is executed as of March 31, 1995, by each of the undersigned (collectively, "GUARANTORS"), for the benefit of NATIONSBANK OF TEXAS, N.A. (in its capacity as Agent for the Lenders now or in the future party to the Credit Agreement described below, "AGENT").

     MAGNETEK, INC., a Delaware corporation ("BORROWER"), Agent, and Lenders have executed the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of March 31, 1995. Borrower, directly or through other Guarantors, owns all of the issued and outstanding capital stock of each Guarantor. The execution and delivery of this guaranty are requirements to Agent's and Lenders' execution of the Credit Agreement and other Loan Documents, are integral to the transactions contemplated by the Loan Documents, and are conditions precedent to Lenders' obligations to extend any credit under the Credit Agreement.

     ACCORDINGLY, for adequate and sufficient consideration, each Guarantor jointly and severally guarantees to Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) at -- and at all times after -- its maturity (by acceleration or otherwise) as follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this guaranty. As used in this guaranty:

     AGENT is defined in the preamble to this guaranty and includes its successor appointed under SECTION 13 of the Credit Agreement and acting as AGENT for Lenders under the Loan Documents.

     BORROWER is defined in the recitals to this guaranty and includes, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Law.

     CREDIT AGREEMENT is defined in the recitals to this guaranty.

     GUARANTEED DEBT means the Obligation, as defined in the Credit Agreement, and all present and future costs, attorneys' fees, and expenses reasonably incurred by Agent or any Lender to enforce Borrower's, any Guarantor's, or any other obligor's payment of any of the Obligation, including, without limitation, all present and future amounts that would become due but for the operation of SECTIONS 502 or 506 or any other provision of TITLE 11 of the UNITED STATES CODE and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Law).

     GUARANTORS is defined in the preamble to this guaranty.

     SUBORDINATED DEBT means all present and future obligations of Borrower to any Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to any Guarantor, (c) held by or are to be held by any Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

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     2.   GUARANTY.  This is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of any Guarantor with respect to the Guaranteed Debt incurred after that. This guaranty remains in effect until the Guaranteed Debt is fully paid and performed, each LC has expired or been cancelled, and all commitments to lend or issue LCs under the Credit Agreement have terminated. Agent, in its own discretion or at the direction of the Determining Lenders, shall have sole and exclusive authority to enforce this guaranty. No Guarantor may rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision in this guaranty, however, each Guarantor's maximum liability under this guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under any Debtor Law.

     3. CONSIDERATION. Each Guarantor represents and warrants that (a) the value of the consideration received and to be received by it is reasonably worth at least as much as its liability under this guaranty and (b) that liability may reasonably be expected to directly or indirectly benefit it.

     4. CUMULATIVE RIGHTS. If any Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Lender, OTHER THAN under this guaranty, that liability may not be in any manner impaired or affected by this guaranty. The Rights of Agent or Lenders under this guaranty are cumulative of any and all other Rights that Agent or Lenders may ever have against each Guarantor. The exercise by Agent or Lenders of any Right under this guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

     5. PAYMENT UPON DEMAND. If a Default exists, each Guarantor shall -- on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to that demand of either the acceptance by Agent or Lenders of this guaranty or the creation or incurrence of any Guaranteed
Debt -- pay the amount of the Guaranteed Debt then due and payable to Agent for Lenders. It is not necessary for Agent or Lenders, in order to enforce that payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce Rights against any collateral securing any Guaranteed Debt.

     6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Each Guarantor agrees not to accept any payment of any Subordinated Debt from Borrower if a Default or Potential Default exists. If any Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, that Guarantor shall hold that payment in trust for Agent and Lenders and promptly turn it over to Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

     7. SUBROGATION AND CONTRIBUTION. Until no Lender is obligated to lend or issue LCs under the Credit Agreement, all LCs have expired or been cancelled, and the Guaranteed Debt has been fully paid and performed (the "DEFERMENT DATE")
(a) no Guarantor may assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) each Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise) until the Deferment Date, and (c) each Guarantor defers the benefit of, and any Right to participate in, any collateral or other security given to Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt until the Deferment Date.


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     8.   NO RELEASE.  No Guarantor's obligations under this guaranty may be released, diminished, or affected by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt; (h) any failure of Agent or any Lender to notify any Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against Borrower or any new agreement between Agent, any Lender, and Borrower, it being understood that neither Agent nor any Lender is required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, OTHER THAN any notice required to be given to Guarantors by Law or elsewhere in this guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor because it exceeds the amount permitted by Law, the act of creating it is ULTRA VIRES, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Agent or Lenders is held to constitute a preference under any Debtor Law or for any other reason Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this guaranty will be reinstated in an amount equal to that payment).

     9.   WAIVERS.   Each Guarantor waives (a) all defenses to the enforcement
of this guaranty (and Rights which may be asserted as defenses to the enforcement of this guaranty), other than payment, including, but not limited to, (i) any Right to revoke this Guaranty with respect to future indebtedness;
(ii) any Right to require Agent or Lenders to do any of the following before any Guarantor is obligated to pay the Guaranteed Debt or before Agent or Lenders may proceed against that Guarantor: (A) sue or exhaust remedies against Borrower and other guarantors or obligors, (B) sue on an accrued right of action in respect of any of the Guaranteed Debt or bring any other action, exercise any other right, or exhaust all other remedies, or (C) enforce rights against Borrower's assets or the collateral pledged by Borrower to secure the Guaranteed Debt;
(iii) any right relating to the timing, manner, or conduct of Agent's or Lenders' enforcement of rights against Borrower's assets or the collateral pledged by Borrower to secure the Guaranteed Debt; (iv) if Guarantors and Borrower (or a third party) have each pledged assets to secure the Guaranteed Debt, any right to require Agent and Lenders to proceed first against the other collateral before proceeding against collateral pledged by any Guarantor;
(v) notice that this Guaranty has been accepted by Agent and Lenders and notice of any indebtedness to which this Guaranty may apply; (vi) any right of any Guarantor to receive notice from Agent or Lenders of changes which affect the creditworthiness of Borrower, and (vii) except as required hereby, presentation, presentment, demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any indebtedness, notice of intent to accelerate, notice of acceleration, notice of any suit or other action by Lender against Borrower, any Guarantor or any other Person and any notice to any party liable for the obligation which is the subject of the suit or action, and (b) each of the foregoing rights or defenses regardless whether they arise under (i) Section
34.01 ET SEQ. of the Texas Business and Commerce Code, as amended,
(ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended,
(iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (iv) common law, in equity, under contract, by statute, or otherwise.


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     10.  CREDIT AGREEMENT PROVISIONS.  Each Guarantor acknowledges that certain
(a) representations and warranties in the Credit Agreement are applicable to it and confirms that each such representation and warranty is true and correct, (b) covenants, agreements, and other provisions in the Credit Agreement (INCLUDING, WITHOUT LIMITATION, INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 8.12 OF
THE CREDIT AGREEMENT) are applicable to it or are imposed upon it and agrees to promptly and properly comply with or be bound by each of them, AND (C) IT IRREVOCABLY CONSENTS AND APPROVES TO THE VENUE, SERVICE OF PROCESS, AND WAIVER
OF JURY TRIAL PROVISIONS OF SECTION 14.11 OF THE CREDIT AGREEMENT.

     11. RELIANCE AND DUTY TO REMAIN INFORMED. Each Guarantor confirms that it has executed and delivered this guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this guaranty in reliance on any representation or warranty by Agent or any Lender as to that creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any collateral securing any Guaranteed Debt.

     12. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed
Debt) of Borrower or any other obligor against Agent or Lenders or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     13. LOAN DOCUMENT. This guaranty is a Loan Document and is subject to the applicable provisions of SECTIONS 1 and 14 of the Credit Agreement, all of which are incorporated into this guaranty by reference the same as if set forth in this guaranty verbatim.

     14. COMMUNICATIONS. For purposes of SECTION 14.2 of the Credit Agreement, each Guarantor's address and telecopy number are the same as Borrower's.

     15. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 14.8 of the Credit Agreement.

     16. ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH ANY GUARANTOR IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN THAT GUARANTOR, AGENT, AND LENDERS WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     17. AGENT AND LENDERS. Agent is the agent for each Lender under the Credit Agreement. All Rights granted to Agent under or in connection with this guaranty are for each Lender's ratable benefit. Agent may, without the joinder of any Lender, exercise any Rights in Agent's or Lenders' favor under or in connection with this guaranty. Agent's and each Lender's Rights and obligations VIS-A-VIS each other may be subject to one or more separate agreements between those parties.


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However, no Guarantor is required to inquire about any such agreement or is subject to any terms of it. Therefore, neither any Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

     18. PARTIES. This guaranty benefits Agent, Lenders, and their respective successors and assigns and binds each Guarantor and its successors and assigns. Upon appointment of any successor Agent under the Credit Agreement, all of the Rights of Agent under this guaranty automatically vests in that new Agent as successor Agent on behalf of Lenders without any further act, deed, conveyance, or other formality OTHER THAN that appointment. The Rights of Agent and Lenders under this guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this guaranty.

     EXECUTED as of the date first stated above.


                              MAGNETEK CENTURY ELECTRIC, INC.,
                              MAGNETEK ELECTRIC, INC.,
                              MAGNETEK NATIONAL ELECTRIC COIL, INC.,
                              and MAGNETEK OHIO TRANSFORMER, INC.,
                              AS GUARANTORS


                              By
                                   --------------------------------------------
                                   John Colling, Jr. Vice President and
                                   Treasurer of all of the foregoing companies


     Agent executes this guaranty in acknowledgement of PARAGRAPH 16 above.


                              NATIONSBANK OF TEXAS, N.A., AS AGENT


                              By
                                   --------------------------------------------
                                   Andrea P. Collias, Vice President


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